Exhibit 10.1.bb

AMENDMENT NO. 1
TO
AMENDED AND RESTATED CREDIT AGREEMENT

       This Amendment No. 1 (this "Amendment") dated as of December 20, 2005 is entered into among Strategic Energy, L.L.C., a Delaware limited liability company ("Borrower"), the institutions from time to time parties to the Credit Agreement (as defined below) as Lenders, and LaSalle Bank National Association, in its capacity as Administrative Agent under the Credit Agreement (in such capacity, "Administrative Agent").

BACKGROUND

       Borrower, Administrative Agent, various other financial institutions ("Lenders"), and PNC Bank, National Association, in its capacity as Syndication Agent, are parties to an Amended and Restated Credit Agreement dated as of July 2, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Administrative Agent and Lenders provide Borrower with certain financial accommodations.

       Borrower has requested certain amendments to the Credit Agreement, including the extension of the such financial accommodations.

       Borrower, Administrative Agent and Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Administrative Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

           1.     Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

           2.     Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

(a)     The definition of "Aggregate Revolving Loan Commitment" in Section 1.1 is hereby amended in its entirety to read as follows:

       "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Twenty-Five Million and 00/100 Dollars ($125,000,000.00). The Aggregate Revolving Loan Commitment as of December 20, 2005 is increased to One Hundred Thirty-Five Million and 00/100 Dollars ($135,000,000.00).

(b)     Section 1.1 is hereby amended to include the new definition "Commodities Contract" to read in its entirety as follows:

       "Commodities Contracts" means any and all domestic and foreign commodity futures contracts, physical commodities contracts, exchanges for physical commodities, options on domestic and foreign commodity contracts, spot commodities contracts, commodities swaps and swap options, or other commodities related derivatives on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value or other benchmarks against which payments or deliveries are to be made. Commodities Contacts shall be deemed Hedging Obligations for purposes of this Agreement.

(c)     Section 1.1 is hereby amended to include a new clauses (vii) and (viii) in the definition "Customary Permitted Liens" to read in its entirety as follows:

       (vii)     Liens and rights of set-off and recoupment in a commodities broker's favor to secure the Borrower's indebtedness and obligations to such broker with respect to a commodities brokerage account established by the Borrower with such commodities broker for the purpose of transacting in Commodities Contracts, provided that such Liens and rights of set-off and recoupment relate only to the contents of such commodities brokerage account(s), including any such Commodities Contracts, monies, proceeds, securities, or other property which are held by a commodities broker, or its agents or affiliates, for the Borrower, and provided, further, that all such Commodities Contracts entered into through such commodities account are permitted Hedging Obligations under Section 7.3(O) hereof; and

       (viii)     Liens with respect to any cash collateral deposited by the Borrower with a independent system operator.

(d)     The definition of "Excluded Collateral" in Section 1.1 is hereby amended in its entirety to read as follows:

       "Excluded Collateral" means (1) Provider Collateral under the Restricting Energy Purchase Contracts; provided, however, that upon the release of any proceeds of such Provider Collateral to the Borrower pursuant to the terms of any Disbursement Agreement entered into in conjunction with the Restricting Energy Purchase Contracts, such released amounts will cease to be "Excluded Collateral"; (2) all cash and letter-of-credit rights held by the Borrower as "Performance Assurance", "Posted Credit Support" or "Adequate Assurance of Performance" as those terms are defined in the Energy Purchase Contracts, so long as such amounts are held by LaSalle Bank pursuant to that certain Custody Agreement dated as of March 26, 2003 between the Borrower and LaSalle Bank; (3) any

Collateral in which the Borrower has granted a security interest, or in the future will be granting a security interest, pursuant to a close out and setoff netting agreement (such as the EEI Master Netting, Setoff, Security and Collateral Agreement or the ISDA Energy Agreement Bridge) entered into with a third party with whom it has entered into an Energy Purchase Contract, but only to the extent that such Collateral consists of present or future payment obligations of such third party to the Borrower arising under the Energy Purchase Contract entered into between the Borrower and said third party; and (4) only to the extent (i) a security interest in such property in favor of the Administrative Agent, for the benefit of the Lenders, violates the express written terms and conditions of a commodities brokerage account(s) established by the Borrower with a commodities broker for the purpose of transacting in Commodities Contracts, (ii) such property is subject to a lien, security interest and right of set-off and recoupment in the commodities broker's favor to secure the Borrower's indebtedness and obligations to such broker, and (iii) such property does not exceed by more than ten percent (10%) the minimum amount of property then required under the terms of such commodities brokerage account(s) to be pledged to such commodities broker or otherwise to be maintained in such commodities account, the contents of such commodities account, including any such Commodities Contracts, monies, proceeds, securities, or other property which are held by a commodities broker, or its agents or affiliates, for the Borrower.

(e)     Section 1.1 is hereby amended to include the new definitions "Facilities Increase" and "Facilities Increase Lender" to read in their entirety as follows:

       "Facilities Increase" is defined in Section 2.1 hereof.

       "Facilities Increase Lender" is defined in Section 2.1 hereof.

(f)     The definition of "GPE Guaranty" in Section 1.1 is hereby amended in its entirety to read as follows:

       "GPE Guaranty" means that certain Amended and Restated Limited Guaranty dated as of July 2, 2004 in substantially the form of Exhibit B-4 attached hereto, duly executed by GPE in favor of the Administrative Agent for the benefit of the Holders of Obligations, as amended, restated or otherwise modified from time to time.

(g)     The definition of "Revolving Loan Commitment" in Section 1.1 is hereby amended in its entirety to read as follows:

       "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading

"Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance, and each additional commitment by such Lender to make Revolving Loans and to purchase participations in Letters of Credit that is included as part of any Facilities Increase.

(h)     The definition of "Revolving Loan Termination Date" in Section 1.1 is hereby amended in its entirety to read as follows:

       "Revolving Loan Termination Date" means June 29, 2009 (unless extended pursuant to Section 2.18 hereof).

(i)     Section 2.1 is hereby amended in its entirety to read as follows:

       2.1  Revolving Loans. Upon the satisfaction of the conditions precedent set forth in Sections 5.1 and 5.2, from and including the date of this Agreement and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Revolving Loan Pro Rata Share of Revolving Credit Availability at such time (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"); provided, however, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this Section 2.1 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Revolving Loan Pro Rata Share. As of December 20, 2005, the Aggregate Revolving Loan Commitment is increased to One Hundred Thirty-Five Million and 00/100 Dollars ($135,000,000.00).

       After December 20, 2005, the Borrower may by written notice to the Administrative Agent, elect to request one or more increases in the existing Aggregate Revolving Loan Commitment by an amount not to exceed in the aggregate $15,000,000, each such increase to be in a minimum amount of $5,000,000 or any intregral multiple thereof (each such increase, a "Facilities Increase"). Each such written notice shall specify (i) the date on which the Borrower proposes that the increased or new Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which the written notice is delivered to the Administrative Agent and (ii) the identity of each potential or existing Lender to which the Borrower proposes any portion of the increased or new Commitment be allocated and the amounts of such allocations; provided, however, that any existing Lender approached to provide an increased Commitment may elect or decline, in its sole discretion, to provide such increased Commitment; and provided, however, further, that the new Commitment of any proposed Lender that is not an existing Lender prior to the Facilities Increase shall be subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed. The terms and provisions of the Revolving Loans made pursuant to any Facilities Increase shall be identical to all other Revolving Loans.

       An increased or new Commitment shall become effective as of the proposed effective date set forth in the Borrower's written notice provided that as of such date (i) there exists no Default or Unmatured Default, (ii) the representations and warranties contained in Article VI hereof are true and correct as of such date, except for changes in the Schedules to this Agreement reflecting transactions permitted by this Agreement, (iii) the Borrower shall make any payments provided for in Section 4.4 hereof arising in connection with any adjustment of Revolving Loans as provided for in the next succeeding paragraph, (iv) Borrower delivers or causes to be delivered any legal opinions or other documents, including, without limitation, confirmations and reaffirmations of the Loan Documents by the other parties thereto and amended and replacement Revolving Notes, as reasonably requested by the Administrative Agent and the Administrative Agent shall be reasonably satisfied with the terms and documentation of the Facilities Increase, and (v) there shall have been paid to the Administrative Agent and any Lender all reasonable costs and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent) paid or incurred by the Administrative Agent or such Lender in connection with such Facilities Increase.

       On the effective date of the Facilities Increase, each existing Lender shall assign to each Lender that is acquiring an increased or new Commitment (each, a "Facilities Increase Lender"), and such Facilities Increase Lender will purchase, at the principal amount thereof, such interests and participations in the then outstanding Revolving Loans as shall be necessary in order that, after giving effect to all such assignments and purchases, such outstanding Revolving Loans will be held by all Lenders in accordance with their Revolving Loan Pro Rata Share after giving effect to the Facilities Increase. Any increased or new Commitment shall be effected by a joinder or other agreement executed by the Borrower, the Administrative Agent and Lender making such increased or new Commitment, to be in form and substance reasonably satisfactory to each of them. Such joinder or other agreement shall, with the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.1.

       All references in this Agreement and the other Loan Documents to Lender, Revolving Loan Commitments and Revolving Loans shall, following the effective date of the Facilities Increase, include the Lenders providing any increased or new Commitment, such increased or new Commitment and any Revolving Loans made pursuant to such increased or new Commitment, respectively. The Commitments and the Revolving Loans established and made pursuant to a Facilities Increase under this Section 2.1 shall constitute Commitments and Revolving Loans under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally from the Guaranty and the other Collateral Documents.

(j)     The table in Section 2.13(D)(ii) is hereby amended in its entirety to read as follows:

Leverage Ratio	Applicable Eurodollar Margin	Applicable Floating Rate Margin	Applicable L/C Fee Percentage	Applicable Commitment Fee Percentage
Greater than or equal to 2.25 to 1.0	2.50%	1.00%	2.00%	0.45%
Greater than or equal to 1.75 to 1.0 and less than 2.25 to 1.0	2.00%	0.50%	1.75%	0.35%
Greater than or equal to 1.25 to 1.0 and less than 1.75 to 1.0	1.75%	0.25%	1.50%	0.30%
Greater than or equal to 0.75 to 1.0 and less than 1.25 to 1.0	1.50%	0.00%	1.25%	0.25%
Less than 0.75 to 1.0	1.25%	0.00%	1.00%	0.225%

(k)     Section 6.15 is hereby amended in its entirety to read as follows:

       6.15  Statutory Indebtedness Restrictions.  Through February 8, 2006, the effective date of the repeal of PUHCA, the Borrower is a "subsidiary company" of a "holding company" within the meaning of PUHCA.  The Borrower and GPE have all necessary authorization required for the transactions contemplated by the Loan Documents under PUHCA, FPA or any other state or federal laws or regulations similar or related thereto and the execution, delivery and performance of the Loan Documents to which the Borrower or GPE is a party do not and will not violate PUHCA or FPA or require any registration with, consent or approval of, or notice to, or any other action to, with or by any Governmental Authority under PUHCA, FPA or any other state or federal laws or regulations similar or related thereto, other than (i) the filing of a notice by Borrower under PUHCA with the Securities and Exchange Commission of the credit facility evidenced by the Loan Documents within ten (10) days of the Closing Date (the "Closing PUHCA Notice") and of any amendments to such notice within ten (10) days of the effective date of any amendments to the Loan Documents, (ii) the reporting of the GPE Guaranty and the Subordination Agreement in one or more quarterly certificates pursuant to Rule 24 of PUHCA (the "Quarterly PUHCA Notice"), and (iii) such reporting requirements as may be in effect from time to time under FPA.  Except as specified in the preceding sentence, the Borrower is not subject to regulation under the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

(l)     Section 7.2(J) is hereby amended in its entirety to read as follows:

       (J)   Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans to (i) repay existing Indebtedness, (ii) provide funds for the additional working capital needs and other general corporate purposes of the Borrower, (iii) provide funds for cash collateral to independent system operators, and (iv) provide funds for the payment of fees and expenses incurred in connection with the negotiation and documentation of this Agreement and the Loan Documents. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock. Letters of Credit issued hereunder will be used (i) to provide performance assurance of Borrower's obligations under the Energy Purchase Contracts, and (ii) for other general corporate purposes of the Borrower.

(m)     Section 7.3(B) is hereby amended in its entirety to read as follows:

       (B)  Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

       (i) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer useful in the Borrower's or the Subsidiary's business;

       (ii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets if such transaction (a) is for consideration consisting solely of cash, (b) is for not less than fair market value, and (c)

when combined with all such other transactions (each such transaction being valued at book value) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than five percent (5.0%) of the Borrower's Consolidated Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into; and

       (iii)  transfers of beneficial interests in and obligations associated with the revenues generated by any contract with retail customers located in the State of Texas made to any wholly owned, directly or indirectly, Subsidiary or Subsidiaries of the Borrower; provided, however, that prior to any such transfer the Borrower and such Subsidiary or Subsidiaries have delivered to the Administrative Agent the documents, instruments and agreements required pursuant to Section 7.2(L) and such Subsidiary or Subsidiaries shall covenant not to engage in any business other than the ownership of such beneficial interests and obligations, and shall acquire no equipment or other assets, and shall incur no Indebtedness or other liabilities, not reasonably and directly associated with such ownership.

(n)     Section 7.3(D) is hereby amended in its entirety to read as follows:

       (D)  Investments. Except to the extent permitted pursuant to paragraph (G) below, neither the Borrower nor any of its Subsidiaries shall not directly or indirectly make or own any Investment except:

       (i)  Investments in Cash Equivalents;

       (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

       (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

       (iv) Investments consisting of deposit accounts maintained by the Borrower;

       (v) Investments constituting Permitted Acquisitions;

       (vi) Investments in an amount not to exceed $10,000,000 in the aggregate at any time outstanding consisting of loans to GPE or its Subsidiaries;

       (vii) Investments in addition to those referred to elsewhere in this Section 7.3(D) in an amount not to exceed $2,500,000 in the aggregate at any time outstanding; and

       (viii) Investments in the form of contributions of beneficial interests in and obligations associated with the revenues generated by any contract with retail customers located in the State of Texas to any wholly owned, directly or indirectly, Subsidiary or Subsidiaries of the Borrower; provided, however, that prior to any such contribution the Borrower and such Subsidiary or Subsidiaries have delivered to the Administrative Agent the documents, instruments and agreements required pursuant to Section 7.2(L) and such Subsidiary or Subsidiaries shall covenant not to engage in any business other than the ownership of such beneficial interests and obligations, and shall acquire no equipment or other assets, and shall incur no Indebtedness or other liabilities, not reasonably and directly associated with such ownership;

provided, however, that the Investments described in clause (v) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing on the date thereof or would result therefrom.

(o)     Section 7.4(A) is hereby amended in its entirety to read as follows:

       (A)     Minimum Net Worth. The Borrower shall not permit its Net Worth at any time to be less than $75,000,000.00.

(p)     The first paragraph of Section 7.4(B) is hereby amended in its entirety to read as follows:

       (B)     Maximum Leverage Ratio. The Borrower shall not permit the ratio (the "Leverage Ratio") of (i) Funded Indebtedness to (ii) EBITDA to be greater than 3.00 to 1.00 through June 30, 2007 and no greater than 2.75 to 1.00 commencing on June 30, 2007 and thereafter.

(q)     Exhibit A is hereby amended in its entirety to read as set forth on the attached Amended and Restated Exhibit A.

(r)     Schedule 1.1.1 is hereby amended in its entirety to read as set forth on the attached Amended and Restated Schedule 1.1.1.

(s)     Schedule 6.6 is hereby amended in its entirety to read as set forth on the attached Amended and Restated Schedule 6.6.

(t)     Schedule 6.7 is hereby amended in its entirety to read as set forth on the attached Amended and Restated Schedule 6.7.

(u)     Schedule 6.12 is hereby amended in its entirety to read as set forth on the attached Amended and Restated Schedule 6.12.

           3.     Conditions of Effectiveness. This Amendment shall be effective on the date (the "Amendment Effective Date") that each of the following conditions has been satisfied:

(a)     Counterparts of this Amendment shall have been executed and delivered to Administrative Agent by Borrower, Administrative Agent and Lenders;

(b)     Borrower, Guarantor and each Subordinated Debtholder shall have executed and delivered to Administrative Agent their respective consents in the forms attached hereto;

(c)     Copies of certificates of good standing shall have been delivered for Borrower and GPE, certified by the appropriate governmental officer in their jurisdiction of organization;

(d)     Copies, certified by the Secretary or Assistant Secretary of Borrower and GPE, of their Articles of Organization or Articles of Incorporation, Operating Agreement or Bylaws (together with all amendments thereto) and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of this Amendment;

(e)     An incumbency certificate, executed by the Secretary or Assistant Secretary of each of Borrower and GPE, which shall identify by name and title and bear the signature of the officers of Borrower and GPE, as the case may be, authorized to sign this Amendment and the other Loan Documents, upon which certificate Administrative Agent and Lenders shall be entitled to rely until informed of any change in writing by Borrower or GPE, as the case may be;

(f)     (i) A certificate, in form and substance satisfactory to Administrative Agent, signed by the Chief Financial Officer or the Vice President, Corporate Development & Finance of Borrower, stating that on Amendment Effective Date no Default or Unmatured Default has occurred and is continuing and (ii) a schedule of Distributions made by the Borrower in the twelve calendar months preceding the Amendment Effective Date;

(g)     Written opinions of Borrower's and Guarantor's counsel, addressed to Administrative Agent and Lenders, in form and content acceptable to Administrative Agent;

(h)     Evidence satisfactory to Administrative Agent that Borrower has paid the arrangement and amendment fees previously agreed to between Administrative Agent and the Borrower, together with the expenses which Administrative Agent and Borrower have agreed to herein;

(i)     (i) Audited Consolidated Financial Statements for Borrower for the fiscal year ending in 2004, and (b) Unaudited Interim Consolidated Financial Statements for Borrower for each fiscal month and quarterly period ended after the latest fiscal year referred to in clause (a), and such financial statements shall not, in the judgment of Administrative Agent, disclose any Material Adverse Change in the consolidated financial position of Borrower from what was reflected in the financial statements previously furnished to Administrative Agent;

(j)     A statement disclosing Permitted Existing Liens on the assets of Borrower and its Subsidiaries satisfactory to Administrative Agent;

(k)     Results of a recent lien search in each relevant jurisdiction with respect to Borrower, and such search shall reveal no liens on any of the assets of Borrower except for the Permitted Existing Liens;

(l)     A certificate from the Chief Financial Officer or Vice President, Corporate Development & Finance of the Borrower which shall document that the Borrower is Solvent both before and after entering into this Agreement and the transactions contemplated hereby; and

(m)     Such other documents as the Administrative Agent or any Lender or its counsel may have reasonably requested.

           4.     Representations and Warranties. As a material inducement to Lenders and Administrative Agent to execute and deliver this Amendment, Borrower hereby represents and warrants to Lenders and Administrative Agent (with the knowledge and intent that such parties are relying upon the same in entering into this Amendment) the following:

(a)     This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b)     Subject to the changes set forth in the revised Schedules attached to this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and other Loan Documents and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

(c)     No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d)     Borrower has no defense, counterclaim or offset with respect to the Credit Agreement with respect to actions or omissions of the Administrative Agent or the Lenders prior to the date of this Amendment.

(e)     This Amendment has been duly executed and delivered by a duly authorized officer of Borrower.

           5.     Effect on the Credit Agreement.

(a)     On the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b)     Except as specifically amended herein, the Credit Agreement, and all other documents, instruments, and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)     The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender, or constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments, or agreements executed and/or delivered under or in connection therewith.

           6.     Covenant. Borrower shall provide to Administrative Agent, no later than thirty (30) days after the date of this Agreement, evidence of the filing of any required notification to be made with the Securities Exchange Commission by Borrower.

           7.     Costs and Expenses. Borrower shall pay all reasonable costs, fees, and expenses paid or incurred by Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of Administrative Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

           8.     Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Illinois.

           9.     Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          10.     Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

          11.     Entirety. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEIOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

STRATEGIC ENERGY, L.L.C.
as Borrower

By:	/s/Brian M. Begg

Name:	Brian M. Begg

Title:	VP, Corporate Development & Finance

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

LASALLE BANK NATIONAL ASSOCIATION
as Administrative Agent, as a Lender and as an Issuing Bank

By:	/s/Mark H. Veach

Name:	Mark H. Veach

Title:	Senior Vice President & Division Head

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION
as a Syndication Agent and Lender

By:	/s/Thomas A. Majeski

Name:	Thomas A. Majeski

Title:	Vice President

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

CITIZENS BANK OF PENNSYLVANIA
as Lender

By:	/s/Dwayne R. Finney

Name:	Dwayne R. Finney

Title:	Senior Vice President

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

NATIONAL CITY BANK OF PENNSYLVANIA
as Lender

By:	/s/Brian V. Ciaverella

Name:	Brian V. Ciaverella

Title:	Senior Vice President

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

FIFTH THIRD BANK
as Lender

By:	/s/Jim Janovsky

Name:	Jim Janovsky

Title:	Vice President

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

SKY BANK
as Lender

By:	/s/W. Christopher Kohler

Name:	W. Christopher Kohler

Title:	Vice President

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

FIRST NATIONAL BANK OF PENNSYLVANIA
as Lender

By:	/s/Jeffrey A. Martin

Name:	Jeffrey A. Martin

Title:	Vice President

AMENDED AND RESTATED EXHIBIT A
TO
AMENDED AND RESTATED CREDIT AGREEMENT

Lender Commitments

Revolving Loan Commitments

Lender	Revolving Loan Commitment	% of Aggregate Loan Commitment
LaSalle Bank National Association	$30,000,000.00	22.222222222%
PNC Bank, National Association	$25,000,000.00	18.518518519%
Citizens Bank of Pennsylvania	$22,500,000.00	16.666666667%
National City Bank of Pennsylvania	$20,000,000.00	14.814814815%
Fifth Third Bank	$17,500,000.00	12.962962963%
Sky Bank	$10,000,000.00	7.407407407%
First National Bank of Pennsylvania	$10,000,000.00	7.407407407%
TOTAL:	$135,000,000.00	100.000000000%

CONSENT OF GUARANTOR

December 20, 2005

       The undersigned does hereby expressly (i) consent to the execution, delivery and performance of the within and foregoing Amendment, including, without limitation, the increase of the Aggregate Revolving Loan Commitment and the extension of the Revolving Loan Termination Date, and (ii) confirm the continuing effect of its guarantee of the Obligations pursuant to the Amended and Restated Limited Guaranty dated as of July 2, 2004, after giving effect to the foregoing Amendment, including all terms, conditions, representations and covenants contained therein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Consent of Guarantor as of the day and year first above set forth.

GREAT PLAINS ENERGY INCORPORATED
as Guarantor

By:	/s/Michael W. Cline

Name:	Michael W. Cline

Title:	Treasurer

CONSENT OF SUBORDINATED DEBTHOLDERS

December 20, 2005

       Each of the undersigned Subordinated Debtholders also hereby confirms the continuing effect of the Subordination Agreement dated as of June 11, 2003, as reaffirmed by that certain Reaffirmation of Subordination Agreement dated as of July 2, 2004 after giving effect to the foregoing Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the day and year first above set forth.

GREAT PLAINS ENERGY INCORPORATED
as a Subordinated Debtholder

By:	/s/Michael W. Cline

Name:	Michael W. Cline

Title:	Treasurer

KLT INC.
as a Subordinated Debtholder

By:	/s/William H. Downey

Name:	William H. Downey

Title:	President

KLT ENERGY SERVICES INC.
as a Subordinated Debtholder

By:	/s/William H. Downey

Name:	William H. Downey

Title:	President

INNOVATIVE ENERGY CONSULTANTS INC.
as a Subordinated Debtholder

By:	/s/M. J. Chesser

Name:	M. J. Chesser

Title:	President

CUSTOM ENERGY HOLDINGS, L.L.C.
as a Subordinated Debtholder

By:	/s/Mark G. English

Name:	Mark G. English

Title:	VP and Secretary